Exhibit 99.1
LIBERTY LATIN AMERICA LTD. ANNOUNCES INTENT TO CONDUCT SUBSCRIPTION RIGHTS OFFERING

Denver, Colorado – August 5, 2020: Liberty Latin America Ltd. ("Liberty Latin America" or the “LLA”) (NASDAQ: LILA and LILAK, OTC Link: LILAB) announced today the declaration of a distribution of pro rata subscription rights (the “Class C Rights”) to all holders of record as of September 8, 2020 of its Class A common shares, Class B common shares and Class C common shares (together, the “Liberty Latin America common shares”) to acquire shares of its Class C common in a rights offering (the “Rights Offering”). The aggregate intended offering price of the Rights Offering is $350 million. Net proceeds from any exercise of rights in the Rights Offering are expected to be used to finance acquisitions, including the recently announced acquisition of Telefonica’s Costa Rica mobile business, and for other general corporate purposes.

Each whole Class C Right will entitle the holder to acquire one share of Liberty Latin America’s Class C common shares (“Class C common shares”) at a 25% discount to the volume weighted average price of the Class C common shares over a period prior to the record date. Each Class C Right will include an oversubscription right which will entitle any holder who exercises its basic subscription right in full to acquire additional Class C common shares (subject to proration) at the same subscription price if there are unsubscribed rights. The Class C Rights will be transferable, and Liberty Latin America expects the Class C Rights to be publicly traded. The Rights Offering is expected to commence September 11, 2020 and expire September 25, 2020. The distribution date for the Class C Rights is expected to be 5:00 p.m., New York City time, on September 10, 2020. Each member of LLA’s Board of Directors and executive management team has advised Liberty Latin America that he or she intends to exercise their basic subscription rights in full. Additionally, two significant shareholders, John Malone and Searchlight Capital Partners, each have advised Liberty Latin America that they intend to exercise their basic subscription rights in full.

Once NASDAQ has determined the ex-dividend date for the Rights Offering, Liberty Latin America will file a Form 8-K announcing such date. Liberty Latin America intends to announce additional information regarding the Class C Rights and the Rights Offering when such information has been confirmed. The Rights Offering will be described in a prospectus to be included in Liberty Latin America’s registration statement on Form S-3, which will be filed with the Securities and Exchange Commission prior to the distribution of the Class C Rights.

The completion of the distribution of the Class C Rights remains subject to the satisfaction of certain conditions, and Liberty Latin America reserves the right to terminate the Rights Offering at any time prior to the expiration date of the Rights Offering, including prior to the distribution date for the Class C Rights or the commencement of the Rights Offering.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the distribution of the Class C Rights, the Rights Offering, who intends to subscribe, and other information and statements that are not historical fact. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements, including, without limitation, Liberty Latin America’s ability to satisfy the conditions to the distribution of the Class C Rights and Liberty Latin America’s ability to complete the Rights Offering. These forward-looking statements speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to our filings with the Securities and Exchange Commission, including our most recently filed Form 10-K and Form 10-Q, for additional information about the risks and uncertainties related to our business that may affect the statements made in this press release.

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of any securities referred to in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The Rights Offering will be made only by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended. None of Liberty Latin America, its board of directors or any committee of its board of directors is making any recommendation to rightsholders as to whether to exercise or sell their Class C Rights. When available, rightsholders should carefully read the prospectus insofar as it relates to the Rights Offering before making any decisions with respect to their Class C Rights.

Investor Relations:
Kunal Patel    ir@lla.com

Media Relations:
Claudia Restrepo    communications@lla.com